UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue

Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 5, 2009, Michael A. Jessee, president and chief executive officer of the Federal Home Loan Bank of Boston (the Bank), presented information to members of the Bank in the first of a series of member outreach meetings scheduled in March. Mr. Jessee also sent an e-mail notification to members on March 5, 2009, which provided a link to the aforementioned presentation. The e-mail included an update regarding a previously disclosed estimate of a $22.0 million economic loss associated with the Bank’s recently announced write-down of $339.1 million in other-than-temporary impairment charges on its private-label mortgage-backed securities for 2008. The updated estimate for the economic loss associated with this write-down is approximately $40.0 million, and reflects a revision to loan performance assumptions based on the most recently available data. This revision does not affect the impairment charge recorded at yearend. The estimated economic loss is based on various assumptions, and the actual economic loss could differ materially from this estimate, so undue reliance should not be placed on this estimate. A copy of the presentation to members and the related member e-mail are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

99.1 Presentation to Members on March 5, 2009.
99.2 E-mail to Members on March 5, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: March 5, 2009	By:	/s/Earl W. Baucom

Earl W. Baucom
Senior Vice President and Chief Accounting Officer

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